Exhibit Index




                   Exhibit
                   -------


                      11           -  Statement re computation
                                      of per-share earnings


                                   Exhibit 11

        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)


                                                 For the three months
                                                  ended September 30,
                                                ----------------------
                                                  2000           1999
                                                --------      --------
Diluted Earnings Per Share:

Weighted average shares of
Common stock outstanding:

Balance outstanding - beginning of period        7,805          8,411

Weighted average shares issued ...........          --              1

Weighted average shares of
treasury stock acquired ..................         (30)            --

Incremental shares of common stock
outstanding giving effect to stock options          --            183
                                                ------         ------

Weighted balance - end of period .........       7,775          8,595
                                                ======         ======


                                                For the three months
                                                  ended September 30,
                                                ----------------------
                                                  2000           1999
                                                --------      --------
Basic Earnings Per Share:

Weighted average shares of
Common stock outstanding:

Balance outstanding - beginning of period        7,805          8,411

Weighted average shares issued ..........           --              1

Weighted average shares of
treasury stock acquired .................          (30)            --
                                                ------         ------

Weighted balance - end of period ........        7,775          8,412
                                                ======         ======




                                   Exhibit 11

        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)


                                                 For the nine months
                                                  ended September 30,
                                                ----------------------
                                                  2000           1999
                                                --------      --------
Diluted Earnings Per Share:

Weighted average shares of
Common stock outstanding:

Balance outstanding - beginning of period        8,060          8,549

Weighted average shares of
treasury stock acquired ..................        (169)          (114)

Incremental shares of common stock
outstanding giving effect to stock options          --            145
                                                ------         ------

Weighted balance - end of period .........       7,891          8,580
                                                ======         ======


                                                 For the nine months
                                                  ended September 30,
                                                ----------------------
                                                  2000           1999
                                                --------      --------
Basic Earnings Per Share:

Weighted average shares of
Common stock outstanding:

Balance outstanding - beginning of period        8,060          8,549

Weighted average shares of
treasury stock acquired .................         (169)          (114)
                                                ------         ------

Weighted balance - end of period ........        7,891          8,435
                                                ======         ======